May 20, 2008 JMP Securities Research Conference May 21, 2008 Greg Garrabrants, CEO Andy Micheletti, CFO Exhibit 99.2

Safe Harbor
Statements contained in the slide show presentation
that state expectations or predictions about the future
are forward-looking statements intended to be
covered by the safe harbor provisions of the
Securities Act and the Exchange Act. The
Registrant’s actual results could differ materially from
those projected in such forward-looking statements.
Factors that could affect those results include “Risk
Factors” and the other factors appearing in the
documents that the Registrant has filed with the
Securities and Exchange Commission.

Corporate Profile
$1.1 billion asset savings and loan holding company
7+ years operating history, publically traded on NASDAQ since 2005
Headquartered in single branch location in San Diego, CA
30,000 deposit and loan customers
Approximately 50 employees (over $22 million in assets per employee)
Market Capitalization of $56 million
(1)
Price / Book Value = 0.78x
(1)
1. As of 5/19/08

Primary Businesses
Deposit Products
Highly efficient operations (6 CSRs; 27,000
accounts)
Full-featured products
Online Retail Loan
Origination
Self-service operations
Ability to adjust asset class and credit
standards quickly
Low fixed costs
Wholesale Banking
Wide network of seller relationships
Significant due diligence experience
Strong track record
Servicing
Experience across multiple asset classes
3,800 loans

Our Business Model Is Profitable With Lower
Spreads Because Our Costs Are Lower
Salaries and Benefits
(3)
Premises and Equipment
1. Bank of Internet only for quarter-ended 3/31/08 (excludes BofI Holding, Inc to compare to FDIC data)
2. Commercial banks by asset size. FDIC reported for year-ended 12/31/07. Total of 514 institutions $0.5-$1 billion and 425 institutions $1-$10 billion
3. Bank of Internet includes one-time charge of $220,000 for COO contract change. Without one-time charge, ratio was 0.42%
BofI
(1)
0.50%
0.11%
Banks
$1-$10bn
(2)
1.37%
0.37%
Other Non-interest
Expense
0.38%
1.21%
Total Non-interest Expense 0.99%
2.95%
Core Business Margin 0.79%
0.57%
1.69%
0.42%
1.05%
3.16%
0.51%
Banks
$0.5-$1bn
(2)
Net Interest Margin 1.78%
3.52%
3.67%

Strong Asset Diversity – March 31, 2008
100% = $596 mm
100% = $496 mm
Loans
(1)
Securities
1. Gross loans before premiums, discounts and allowances
Cash &
Other
Assets
6%
Non-
Agency
MBS
25%
Agency
Securities
69%
Commercial
6%
Consumer
& Other
10%
SF
Residential
21%
Home
Equity
7%
Multifamily
56%

Our Credit Quality Is Best-In-Class
Assets 30-89 days
delinquent
Assets >90 days
delinquent
BofI
(1)
0.15%
0.08%
Banks
$1-$10bn
(2)
0.82%
0.14%
Assets In Non-Accrual 0.05%
0.78%
Banks
$0.5-$1bn
(2)
0.79%
0.15%
0.77%
1. Bank of Internet only as of 3/31/08 (excludes BofI Holding, Inc to compare to FDIC data)
2. Commercial banks by asset size. FDIC reported for year-ended 12/31/07. Total of 514 institutions $0.5-$1 billion and 425 institutions $1-$10 billion

Common Equity Investment Considerations High-Quality Consumer Franchise Attractive Valuation Scalability Strong Credit Quality Significant Earnings Upside Potential